Exhibit 10.6

                      CONSULTING SERVICE AGREEMENT


THIS CONSULTING SERVICES AGREEMENT is made as of the 8th day of March, 2002.

BETWEEN:

HEMPTOWN CLOTHING INC, of
1307 Venables St.,
Vancouver, B.C. V5L 2G1
("The Company")

AND

RENEWAL PARTNERS COMPANY
By JOEL SOLOMON, of
220 Cambie Street
Vancouver, B.C.
V6B 2M9
(The "Contractor")

WHEREAS:

1. The Company is in need of consulting and advice in order to access people, companies and groups who would be interested in purchasing goods from the Company,
2. The Contractor has experience and contacts that will help facilitate the Company expanding it's business in the textile industry,
3. The Contractor and the Company wish to enter into a contractual relationship for their mutual benefit.

NOW THEREFORE, in consideration of the mutual agreements and promises contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties to this agreement hereby agree as follows:

1.   GENERAL

(1)  The Contractor will be associated with the Company as a Contractor.

(2) During the time the Contractor is working for the Company, the Contractor may also be involved in other business ventures, provided those other activities are not in direct competition with the Company.

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(3)  The person(s) who actually perform the work under this agreement may or may not include Joel Solomon, however, if Joel Solomon is not the person actually performing the work, the Contractor shall ensure that the person doing the work is competent to fulfill the duties required.

(4) Notwithstanding anything in this contract, provided that the Contractor's actions are not fraudulent, the Contractor's liability under this agreement shall not exceed the gross dollar amount payable by the Company to the Contractor.

(5) The Company covenants and agrees that the Contractor is providing services for the Company and it is the Company's responsibility to ensure that the work requested does not violate U.S. or Canadian laws or regulations. The Contractor shall not be responsible in any way for the manner in which the work provided to the Company is subsequently used. The Company shall save the Contractor harmless from any and all legal proceedings taken against the Contractor as a result of the business conducted by the Company.

(6) The services to be provided by the Contractor to the Company shall include the following:

     (6.1) Co-ordination of third parties and company employees in order to create new business relationships between the Company and purchasers of the Company's goods,
     (6.2) Co-ordination of third parties and company employees in order to create an increase in awareness in the textile industry, and in the business community in general,
     (6.3) Advising as to timing of events, and structuring of the business,
               (together, the "Services").

2.   INTELLECTUAL PROPERTY

(1) Any and all inventions and improvements on which the Contractor may conceive or make, during the term of this Agreement, relating, or in any way, appertaining to or connected with any of the matters which have been, are or may become the subject of the Contractor's investigations, or in which the Contractor has been, is, or may become interested, shall be the sole and exclusive property of the Company, and the Contractor will, whenever requested by the Company, execute any and all applications, assignments and other instruments which the Company shall deem necessary in order to apply for and obtain letters of patent, trademark, or copyright of Canada or foreign countries for the inventions or improvements and in order to assign and convey to the Company the sole and exclusive right, title and interest in and to the inventions or improvements, all expenses in connection with them to be borne by the Company. The Contractor acknowledges that compensation has been paid in exchange for the transfer of intellectual property as contemplated herein.

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(2)  The Contractor's obligations to execute the papers referred to in the foregoing paragraph shall continue beyond the termination of this Agreement with respect to any and all inventions or improvements conceived or made by the Contractor during the period of this Agreement, and the obligations shall be binding on the assigns, executors, administrators or other legal representatives of the Contractor.

(3) The Contractor shall not, directly or indirectly, disclose or use, at any time, either during or subsequent to his or her service, any secret or any confidential information, knowledge or data of the Company (whether or not obtained, acquired or developed by the Contractor) unless he or she shall first secure the written consent of the Company to the disclosure or use.

3.   CONTRACTOR'S COVENANT

(1) The Contractor agrees that upon termination for any reason whatsoever, the Contractor shall not directly compete with the Company as a director, officer, or shareholder in a company, partnership or sole proprietorship for a period of one year.

(2) Under no circumstances shall the Contractor provide Trade secrets or proprietary information of the Company to anyone not a Contractor of the Company at the pertinent time.

(3) The Contractor agrees not to (directly or indirectly) solicit employees of the Company to work for another company, partnership or sole proprietorship for a period of one year from the date of termination of the Contractor, nor during the Contractor's term of service.

(4) The parties to this agreement agree to act reasonably and execute such further documentation necessary to implement the intentions of the parties as determined at the time of execution of this agreement.

(5) The Contractor shall provide all material required to perform the duties set out in this Agreement, including a computer workstation should one be required.

(6) The covenants contained herein shall survive the termination of the Contractor.



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4.   REMUNERATION

(1) The Company shall pay the Contractor a gross cash payment of USD $40,000 plus GST. The first and only payment of the whole amount shall be made one year from the date of this agreement becoming effective.
(2) The Company shall enter into an agreement with the Contractor giving the Contractor the option to purchase up to 80,000 Common shares of the Company at $0.50 US per share. All options shall vest one year from the date of this agreement becoming effective.
(3) The Company shall not make any deductions from the Contractor's gross pay. The Contractor shall be responsible for the payment of its employees and the Company shall assume no responsibility for their remuneration or any deductions as determined by Revenue Canada and other government deductions, from time to time. The Contractor shall pay these deductions out of the Contractors gross pay.
(4) The Company shall pay for all pre-approved expenses paid for by the Contractor.
(5) If the parties agree to the termination of this Agreement before the full one year term is complete, all payments for cash and options shall be due and owing on a pro-rata basis, with fractions of shares being rounded up.


5.   TERM AND TERMINATION

(1) If the Company terminates this Contractor Agreement for breach the parties mentioned in the Agreement agree that the Company will not pay any amount in the form of payment(s), or any other payment as a result of the termination of this Agreement, including any remaining payments as set out in section 4 of this Agreement. The Contractor shall be compensated on a pro-rata basis for work up to the time of termination.

(2) If the Company terminates this Agreement without breach the parties agree that fair and adequate payment shall be equal to a one month pay period, and no other or additional payment(s) shall be due or owing to the Contractor.

(3)  The term of this Agreement shall be twelve months.


6.   GENERAL PROVISIONS

(1) Any dispute in connection with Agreement shall be settled by arbitration in accordance with any Arbitration Act then in effect in the Province of British Columbia. The parties shall, however, endeavour to settle such dispute amicably between themselves. In the event that the parties fail to agree upon an amicable solution, such dispute shall be determined by arbitration as aforesaid.

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(2)  This agreement and all Schedules shall be governed by and construed in accordance with the laws of the British Columbia.

(3)  Time is of the essence in construing this agreement.

(4) If any part of Agreement is unenforceable because of any rule of law or public policy, such unenforceable provision shall be severed from Agreement, and this severance shall not affect the remainder of Agreement.

(5) No part of this agreement shall be construed as against either party, in spite of who the author may be. In all instances of interpretation, the intention of the parties shall be the guiding tool of interpretation.

IN WITNESS whereof the parties have executed this agreement the day and year first before written.


     Hemptown Clothing Inc.


     Per: "Jerry Kroll"
          ------------------------------
          Jerry Kroll



     Renewal Partners Company


     Per: "Joel Solomon"
          ------------------------------
          Joel Solomon, President









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